LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Agreement") is made this 10th day of November, 1997, by and between VDC Corporation Ltd., a Bermuda corporation (the "Lender"), and PortaCom Wireless, Inc., a Delaware corporation (the "Debtor").

                              W I T N E S S E T H:

     WHEREAS, the Lender and the Debtor have entered into a Letter of Intent dated September 29, 1997 (the "Letter of Intent"), attached hereto as Exhibit B, which sets forth the proposed terms of a possible acquisition transaction between the parties (the "Transaction"); and

     WHEREAS, pursuant to the Letter of Intent, Lender has agreed to advance certain amounts to the Debtor as a loan (the "Loan") to be used by the Debtor for the purposes identified at Section 4(e) hereafter. The Debtor and the Lender desire to set forth herein the terms and conditions pursuant to which the Lender has agreed to advance the Loan to the Debtor.

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, and intending to be legally bound hereby, the Lender and the Debtor hereby agree as follows:

     1. The Loan. The Lender has granted to the Debtor the Loan upon the terms and subject to the conditions hereinafter set forth. Lender shall have no obligation to provide advances, except in its sole discretion. Any amounts advanced by Lender under this Agreement shall be evidenced by a properly completed and executed Note, the form of which is attached hereto as Exhibit A, dated as of the date of advancement (the "Note"), made by the Debtor in favor of the Lender in such amounts as may be requested by Debtor and approved by Lender. The determination of the principal amount of the Loan issued under this Agreement on any date shall be made on the basis of the face aggregate amount of the Note(s) which have been issued and are outstanding on such date. The obligation of the Debtor to repay to the Lender the aggregate outstanding principal amount of the Loan, together with accrued interest thereon, shall be evidenced by any and all Notes to be executed and delivered by the Debtor to the Lender either concurrently with the execution and delivery of this Agreement or in the future.

     2. Payment of Interest and Principal.

         (a) Payment of Loan. The unpaid principal balance under the Loan (as evidenced by any Notes which may be issued), together with all accrued and unpaid interest on the unpaid principal balance, which shall accrue at the rate of ten percent (10%) per annum (the "Interest Rate"), shall be paid in full upon the earlier to occur of: (i) the date the Transaction has been terminated by either of the parties (as such termination may be provided for in the Letter of Intent, or thereafter, in any "Definitive Agreement," as such term is defined in the Letter of Intent); (ii) the date of the closing of the Transaction; or (iii) 180 days from the date hereof.

         (b) Prepayment. The Debtor shall have the right to prepay at any time and from time to time, without penalty or premium, all or any portion of the outstanding balance


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of the Loan. All prepayments of the Loan shall be applied first to accrued interest, and second to the unpaid principal balance due thereunder.

         (c) Place of Payment. The Debtor shall make all payments to the Lender at the place set forth in Section 7(d) hereunder, or at such other place or places as the Lender, from time to time, shall designate in writing to the Debtor in accordance with Section 7(d) hereunder.

     3. Security Interest. To secure all of the Debtor's obligations under the Notes and this Agreement, the Debtor has concurrently herewith granted to Lender a lien on and security interest in and to the Collateral, as such term is defined in the Security Agreement, dated of even date herewith, which is hereby confirmed and ratified as being in full force and effect and incorporated into this Agreement by reference. Except as expressly stated otherwise in the Security Agreement, the Lender's security interest in the Collateral shall be a first priority lien.

     4. Representations and Warranties of the Debtor. As a further inducement to the Lender to execute and deliver this Agreement and to make the Loan available to the Debtor, the Debtor, except as otherwise set forth in the Disclosure Statement attached hereto as Exhibit B, hereby represents and warrants to, and makes the following agreements with the Lender as follows:

        (a) Authority.

            (i) The Debtor is a corporation, duly organized, validly existing and subsisting under the laws of Delaware.

            (ii) The Debtor has full power and authority to borrow the Loan, to execute and deliver this Agreement and any and all Notes and any other instruments and documents required to be executed in connection herewith and therewith (such other instruments and documents being collectively called the "Other Documents").

        (b) Validity and Enforceability. This Agreement, each Note and each of the Other Documents have been, and will be, validly executed and delivered by the Debtor and are the legal, valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms.

        (c) No Conflicts. The execution and delivery by the Debtor of this Agreement, any Note and each of the Other Documents and the performance by the Debtor of all of its obligations hereunder and thereunder (a) will not violate or be in conflict with any law, order, rule or regulation of any court of other governmental authority applicable to the Debtor; (b) will not constitute a default (with or without the giving of notice or the passage of time or both) under any indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound or subject; and
(c) will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature upon any of its properties or assets, except the Permitted Lien, as such term is defined in the Security Agreement.


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        (d) No Consents. No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required as a condition to, or in connection with, the due and valid execution and delivery by the Debtor of this Agreement, any Note or any of the Other Documents.

        (e) Use of Loan Proceeds. The proceeds from the Loan issued hereunder shall be used by the Debtor only for working capital purposes in the ordinary course of business.

        (f) Business Qualification. The Debtor is duly qualified to transact business in the United States and in each state of the United States where it conducts business and is in good standing in each jurisdiction in which its failure to be so qualified and in good standing would have a materially adverse effect on its financial condition of business, and it has the corporate power and ability to own and operate its properties and to carry on its business as now conducted.

        (g) SEC Filings. The Debtor has filed all necessary reports and filings (collectively, the "Filings") required to be filed with the Securities and Exchange Commission as of the date hereof and all Filings are true and correct and contain no material misrepresentations or omissions of material fact.

        (h) Litigation. Except as disclosed in the Filings, there is no action, suit or proceeding pending with any court, administrative agency or other governmental body or arbitrator, or threatened against the Debtor. The Debtor is not a party or subject to or bound by any injunction, judgment, order or decree, whether or not still subject to appeal, of any court, administrative agency or other governmental body or arbitrator.

        (i) Taxes. The Debtor has paid all federal and state income and other applicable taxes levied by the United States and all deficiencies or other additions to any tax interest and penalties owed by the Debtor in connection with any tax requiring to be paid relating to the Debtor or any of its assets or business as of the date hereof. The Debtor shall timely pay all taxes relating to it or its business or assets, including additions, interests, penalties and estimated payments required to be paid by it under the applicable law after the date hereof.

        (j) Liens. The Debtor has all right, title and interest in, and good and marketable title to, the Collateral, free and clear of any claim, pledge, security interest, restriction, lien or encumbrance of any kind or nature whatsoever, except for the Permitted Lien, as such term is defined in the Security Agreement.

     5. Events of Default: Remedies.

        (a) Events of Default. The following shall constitute events of default under this Agreement ("Events of Default"):


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            (i) The Debtor fails to pay when due any principal, interest or other sums due hereunder or under any of the Notes and shall not have remedied such failure within five (5) days after the date when due.

            (ii) The Debtor defaults in the observance or performance of any condition or covenant contained in this Agreement or any Note and the Debtor shall not have remedied the default within fifteen (15) days after receipt of written notice of such default has been given by Lender to the Debtor.

            (iii) A breach by the Debtor of any warranty or any representation contained in this Agreement or any Note, and such breach shall not have been remedied within fifteen (15) days after receipt of written notice of such breach has been given by Lender to the Debtor.

            (iv) A dissolution or liquidation of the Debtor shall have been declared.

            (v) If Debtor shall make an assignment for the benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other insolvency law, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of its property.

            (vi) If the Debtor files an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against the Debtor under the Bankruptcy Code, as amended, or any other insolvency law or there is a failure to have such petition dismissed within ninety (90) days after its filing.

            (vii) If an Order for relief shall be entered following the filing of an involuntary petition against the Debtor under the Bankruptcy Code, as amended, or any other insolvency law, or if an Order shall be entered appointing a receiver, trustee or custodian of all or parts of its property.

            (viii) If there shall have occurred an Event of Default under any other agreements between the Debtor and the Lender.

        (b) Remedies. In the event an Event of Default shall occur and be continuing, then, in the sole discretion of the Lender and without further notice to the Debtor, the unpaid principal amount of the Loan, together with all accrued interest thereon at the applicable rate specified in the Note, and all other sums due by the Debtor under any Note or this Agreement shall become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Debtor, until Debtor has made full payment to the Lender of all amounts due under any and all Notes or under this Agreement. Upon the occurrence of an Event of Default, the Lender shall have the right to charge and accrue interest at a rate per annum equal to the Interest Rate plus three percent (3%) (the "Default Rate"). In addition, in each case, the Lender may recover all costs of suit and other expenses incurred by the Lender (including attorneys' fees) in connection with the collection of


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any sums due under any and all Notes or under this Agreement. In addition to all other remedies available to it, the Lender may exercise its rights under any and all Notes delivered to the Lender or under any of the Other Documents. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies the Lender may have at law or in equity.

     6. Survival of Representations and Covenants. This Agreement and all covenants, agreements, representations and warranties made herein, in the Disclosure Statement attached hereto as Exhibit B, and in any Other Documents delivered pursuant hereto shall survive the making of the Loan and the execution and delivery of any Note and this Agreement, and shall continue in full force and effect until all of the obligations have been fully paid, performed, satisfied and discharged.

     7. Miscellaneous.

        (a) Entire Agreement: Amendments. This Agreement, all Notes and all of the Other Documents executed and delivered pursuant hereto constitute the entire agreement between the Lender and the Debtor with respect to the subject matter hereof. The provisions of this Agreement, any Note or any of the Other Documents shall not be modified, rescinded or waived except in writing executed by the party against whom such modification, rescission or waiver is sought to be enforced.

        (b) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Lender and the Debtor and their respective heirs, personal representatives, successors and assigns, except that the Debtor shall not make any assignment of its rights hereunder without the prior written consent of the Lender.

        (c) Rights Cumulative. The remedies of the Lender as provided in any and all Notes, or in this Agreement and all of the Other Documents shall be cumulative and concurrent; may be pursued singly, successively, or together at the sole discretion of the Lender; may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

        (d) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made when received by the party to whom the notice, request, etc. is directed, and which shall be delivered personally, by courier service such as Federal Express, or by messenger, or by United States mail, registered or certified mail, postage pre-paid, return receipt requested, addressed as set forth below.

                     If to the Debtor:

                     PortaCom Wireless, Inc.
                     10061 Talbert Avenue
                     Suite 200
                     Fountain Valley, CA 92708


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                     If to the Lender:

                     VDC Corporation Ltd.
                     P.O. Box HM 1255
                     44 Church Street
                     Hamilton, Bermuda

    with a copy to:  Stephen M. Cohen, Esquire
                     Buchanan Ingersoll Profession Corporation
                     11 Penn Center, 14th Floor
                     1835 Market Street
                     Philadelphia, PA 19103

        (e) Controlling Law and Jurisdiction. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the State of Delaware of the United States. The Debtor hereby consents to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania for the resolution of all claims, disputes and controversies arising hereunder.

        (f) Notice of Default. The Debtor hereby agrees to promptly notify the Lender of any event or circumstance which gives rise to or which is reasonably likely to give rise to an Event of Default hereunder.

        (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

            (i) Severability. If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provisions and, to this end, the provisions hereof are severable.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan
Agreement to be executed and delivered as of the date first written above.

                                      VDC CORPORATION LTD.

                                      BY: /s/ Graham Ferguson Lacey
                                          -------------------------------------
                                          Graham Ferguson Lacey, President

                                      PORTACOM WIRELESS, INC.

                                      BY: /s/ Douglas C. MacLellan
                                          -------------------------------------
                                          Douglas C. MacLellan,
                                          President and Chief Executive Officer


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